Exhibit 32.1

HERITAGE GLOBAL INC.

OFFICER’S CERTIFICATION
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

     The undersigned Allan C. Silber, duly appointed and incumbent officer of Heritage Global Inc., a Florida corporation (the “Corporation”), in connection with the Corporation’s Annual Report on Form 10-K for the annual period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to the best of his knowledge:

1.	The Report is in full compliance with reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 31, 2014

/s/ Allan C. Silber
Allan Silber
Chairman of the Board and President
Principal Executive Officer